Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2021 SECOND QUARTER RESULTS

Revenues of $8.4 million and operating loss of $0.8 million for the quarter

Hauppauge, NY - May 13, 2021 – Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributer of carry and protective solutions, today announced financial results for its second fiscal quarter ended March 31, 2021.

Second Quarter 2021 Financial Highlights

•	Revenues were $8.4 million, an increase of 6.3% from $7.9 million for the three months ended March 31, 2020.

•	Gross margin improved to 20.8% compared to 18.3% for the three months ended March 31, 2020.

•	Operating loss was $0.8 million compared to $1.7 million for the three months ended March 31, 2020.

•	Net loss was $0.8 million compared to $1.4 million for the three months ended March 31, 2020.

•	Basic and diluted loss per share was $0.08 compared to $0.14 for the three months ended March 31,2020.

•	Cash and cash equivalents totaled $1.5 million at March 31, 2021.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “In spite of the ongoing challenging trading environment, I am pleased to report another quarter of solid financial results for the second quarter. Both revenues and gross margin have continued to improve year on year, with promising signs within retail. The enlarged design division remains robust with a steady pipeline of work.

In light of this resilient performance, and as trading conditions ease, I continue to be optimistic of the group’s prospects during the second half of the fiscal year”

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The tables below are derived from the Company’s condensed consolidated financial statements included in its Form 10-Q filed on May 13, 2021 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarter ended March 31, 2021 and 2020. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our pipeline of work and prospects for the second half of the fiscal year.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, failure to commercialize products that we develop, a long delay in the re-opening of retail stores in the U.S, as a result of the pandemic, changes in consumer purchasing as a result of unemployment, unanticipated issues with our affiliated sourcing agent, issues at Chinese factories that we source our products as a result of the pandemic, and failure to obtain acceptance of our products by big box retail stores. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2020 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward is a fully integrated design, development and manufacturing solution provider to top tier medical and technology customers worldwide. Through its acquisitions of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for our existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing design and distribution of carry and protective solutions, primarily for handheld electronic devices, we are now a one-stop shop for design development and manufacturing solutions serving a wide range of clients in the industrial, commercial, medical and consumer industries.

Contact:

Forward Industries, Inc.

Anthony Camarda

(631) 547-3041

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31 2021	September 30, 2020
	(Unaudited)
Assets

Current assets:
Cash	$1,529,165	$2,924,627
Accounts receivable, net	6,331,832	7,602,316
Inventories	2,149,454	1,275,694
Prepaid expenses and other current assets	385,245	419,472
Total current assets	10,395,696	12,222,109

Property and equipment, net	187,744	215,323
Intangible assets, net	1,425,036	1,531,415
Goodwill	1,758,682	1,758,682
Operating lease right of use assets, net	3,359,946	3,512,042
Other assets	72,251	116,697
Total assets	$17,199,355	$19,356,268

Liabilities and shareholders' equity

Current liabilities:
Line of credit	$–	$1,000,000
Current portion of note payable to Forward China	–	1,600,000
Accounts payable	324,673	197,022
Due to Forward China	3,890,219	3,622,401
Deferred income	137,446	485,078
Current portion of notes payable	72,341	983,395
Current portion of finance lease liability	9,449	18,411
Current portion of deferred consideration	–	45,000
Current portion of operating lease liability	261,536	259,658
Accrued expenses and other current liabilities	454,876	615,401
Total current liabilities	5,150,540	8,826,366

Other liabilities:
Note payable to Forward China, less current portion	1,600,000	–
Notes payable, less current portion	–	529,973
Operating lease liability, less current portion	3,232,169	3,359,088
Finance lease liability, less current portion	2,324	12,769
Deferred consideration, less current portion	60,000	45,000
Total other liabilities	4,894,493	3,946,830
Total liabilities	10,045,033	12,773,196

Commitments and contingencies

Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized; 9,952,766 and 9,883,851 shares issued and outstanding at March 31, 2021 and September 30, 2020, respectively	99,528	98,838
Additional paid-in capital	19,785,936	19,579,684
Accumulated deficit	(12,731,142)	(13,095,450)
Total shareholders' equity	7,154,322	6,583,072
Total liabilities and shareholders' equity	$17,199,355	$19,356,268

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2021	2020
Revenues, net	$8,395,379	$7,931,377
Cost of sales	6,651,933	6,478,228
Gross profit	1,743,446	1,453,149

Sales and marketing expenses	578,436	479,461
General and administrative expenses	1,981,186	1,625,385
Goodwill impairment	–	1,015,000
Loss from operations	(816,176)	(1,666,697)

Fair value adjustment of earnout consideration	–	(350,000)
Fair value adjustment of deferred cash consideration	–	9,000
Interest income	(33,554)	–
Interest expense	46,714	44,178
Other expense, net	5,392	1,739
Loss before income taxes	(834,728)	(1,371,614)

Provision for/(benefit from) income taxes	–	–
Net loss	$(834,728)	$(1,371,614)

Loss per share:
Basic	$(0.08)	$(0.14)
Diluted	$(0.08)	$(0.14)
Weighted average common shares outstanding:
Basic	9,909,497	9,533,851
Diluted	9,909,497	9,533,851

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